Press release
For immediate release
February 24, 2009

Virginia Mines Inc.: Update on Eleonore Gold Deposit Royalty

Virginia Mines Inc. ("Virginia") (TSX:VGQ) would like to update shareholders on the resource calculation of the Eleonore project held by Goldcorp Inc.

On February 19, 2009, Goldcorp published a new grade and resource calculation on the Eleonore gold deposit, of which Virginia owns a 2% production royalty. Advance payments of US$100,000 per month are to begin in April 2009.

As of December 31, 2008, the deposit contained 2.3 million ounces of measured and indicated gold resources at an average grade of 10.05 grams per tonne and 3.0 million ounces of inferred gold resources at an average grade of 12.75 grams per tonne.

The royalty is highly enhanced with the current gold price and the new resource calculation suggests that Virginia's royalty could reach a value of over 3% NSR.

Goldcorp mineral resource calculation on Eleonore gold deposit:

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GOLDCORP MINERAL MEASURED & INDICATED INFERRED
RESOURCES (i)
As of December
31, 2008 Tonnage Grade Contained Tonnage Grade Contained
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GOLD mt g/t Au m oz mt g/t Au m oz
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Eleonore 7.05 10.05 2.28 7.39 12.75 3.03
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(i) Source: Goldcorp Inc.

Virginia's Royalty on Eleonore deposit

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Royalty Percentage Price of Gold
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-10% if price of gold less or equal to US$350 / oz
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-5% if price of gold greater than US$350 / oz but less or
equal to US$400 / oz
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- if price of gold greater than US$400 / oz but less or
equal to US$450 / oz
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+5% if price of gold greater than US$450 / oz but less or
equal to US$500 / oz
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+10% if price of gold greater than US$500 / oz
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Royalty Percentage Ounces Produced from the Property
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2% on the first 3 million oz
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+ 0.25% on the cumulative ounces produced between 3 million oz and 4 million oz
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+ 0.25% for every additional million ounces of gold produced
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About Virginia
Virginia is among the most active mining exploration companies in Quebec with a working capital of $38.6 million as at November 30, 2008, and 29,201,776 shares issued and outstanding as at January 15, 2009. Virginia trades on the Toronto Stock Exchange (TSX) under the ticker symbol VGQ. Virginia concentrates its activities on its numerous properties that are spread over the vast unexplored regions of northern Quebec.

FOR MORE INFORMATION, PLEASE CONTACT:
Andre Gaumond, President,
Paul Archer, V-P Exploration or
Amelie Laliberte, Investor Relations.

200-116 St-Pierre Québec, QC G1K 4A7 Canada	www.virginia.qc.ca mines@virginia.qc.ca	Tel. 800-476-1853 Tel. 418-694-9832 Fax 418-694-9120

This press release may contain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in Virginia's periodic reports filed with the security commissions of British Columbia, Alberta, Ontario and Quebec, and in the annual report on Form 40-F filed with the U.S. Securities and Exchange Commission. Virginia undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.